Exhibit 99.1

The LGL Group, Inc. Reports Q3 2017 Financial Results

ORLANDO, FL, November 6, 2017 – The LGL Group, Inc. (NYSE American: LGL) (the “Company” or “LGL”), announced results for the three and nine months ended September 30, 2017.

Summary of Q3 2017 Financial Results:

•	Revenue of $5.3 million, up 2.6% compared to Q3 2016
•	Net income of $0.01 per share, consistent with Q3 2016
•	Order backlog declined 10.0% to $9.9 million, compared to $11.0 million at September 30, 2016
•	Adjusted EBITDA(1) was $0.06 per share, consistent with Q3 2016

Commenting on the Company’s Q3 2017 results, Chairman and CEO, Michael J. Ferrantino, Sr. said, “Although revenue was higher than the same period last year, had it not been for Hurricane Irma revenue would’ve been even higher. Our Orlando facility was in the flight path of the storm. Once we knew Irma was hitting the central Florida area on Saturday we put in place our inclement weather protocol. On Friday we shut down all manufacturing operations and powered down most of our equipment so that in the event of a power failure a surge would not damage any of our dynamic test equipment. We also took precaution to protect all our work in process inventory by storing everything in a hermetic container minimizing exposure to humidity. Fortunately, that process paid off and although we were without power for effectively four days, there was no damage to our products or equipment. When the storm ended and the power was restored, by the following Wednesday our team returned to the facility, cleaned up some minor water damage, brought in dryers and operations were started on Thursday. So I am happy to report we came through the storm with no structural damage to the building, no loss of materials or equipment and most importantly all of our Florida employees returned to work safe and sound.

“As for new orders, we effectively were offline for four business days but we believe we did not experience any significant loss of business as a result of the storm. The major issue was related to the push out from August to what now appears to be November, of a three year contract. Not a loss of business to a competitor but a period event that moved the transaction out of the third period into the fourth. I believe that during the fourth and final quarter of 2017 we will return to normal, make up for the third quarter shortfall and by the New Year, Irma will be a distant memory.”

About The LGL Group, Inc.

The LGL Group, Inc., through its two principal subsidiaries MtronPTI and PTF, designs, manufactures and markets highly-engineered electronic components used to control the frequency or timing of signals in electronic circuits, and designs high performance Frequency and Time reference standards that form the basis for timing and synchronization in various applications.

Headquartered in Orlando, Florida, the Company has additional design and manufacturing facilities in Yankton, South Dakota, Wakefield, Massachusetts and Noida, India, with local sales offices in Hong Kong, Sacramento, California and Austin, Texas.

(1) See reconciliation of GAAP to Non-GAAP measures.

For more information on the Company and its products and services, contact Michael Ferrantino at The LGL Group, Inc., 2525 Shader Rd., Orlando, Florida 32804, (407) 298-2000, or visit www.lglgroup.com and www.mtronpti.com.

Caution Concerning Forward Looking Statements

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to us and our current plans or expectations, and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and our future financial condition and results. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

Michael Ferrantino

The LGL Group, Inc.

pasmith@lglgroup.com

(407) 298-2000

THE LGL GROUP, INC.

Condensed Consolidated Statements of Operations - UNAUDITED

(Dollars in Thousands, Except Shares and Per Share Amounts)

For the three months ended September 30,	2017	2016

REVENUES	$ 5,262	$ 5,128
Costs and expenses:
Manufacturing cost of sales	3,513	3,353
Engineering, selling and administrative	1,748	1,803
OPERATING INCOME	1	(28)
Total other income, net	18	60
INCOME BEFORE INCOME TAXES	19	32
Income tax provision	(2)	—

NET INCOME	$ 17	$32

Weighted average number of shares used in basic EPS calculation	2,675,465	2,665,189
Weighted average number of shares used in diluted EPS calculation	2,689,911	2,665,831
BASIC AND DILUTED NET INCOME PER COMMON SHARE	$ 0.01	$0.01

For the nine months ended September 30,	2017	2016

REVENUES	$ 16,745	$ 15,115
Costs and expenses:
Manufacturing cost of sales	11,063	10,069
Engineering, selling and administrative	5,529	5,210
OPERATING INCOME (LOSS)	153	(164)
Total other income, net	25	85
INCOME (LOSS) BEFORE INCOME TAXES	178	(79)
Income tax (provision) benefit	(30)	1

NET INCOME (LOSS)	$ 148	$(78)

Weighted average number of shares used in basic EPS calculation	2,675,465	2,665,352
Weighted average number of shares used in diluted EPS calculation	2,688,544	2,665,352
BASIC AND DILUTED NET INCOME (LOSS) PER COMMON SHARE	$ 0.06	$(0.03)

THE LGL GROUP, INC.

Condensed Consolidated Balance Sheets

(Dollars in Thousands)

	September 30, 2017	December 31, 2016
	(Unaudited)	(Audited)
ASSETS
Cash and cash equivalents	$ 1,976	$ 2,778
Marketable securities	3,787	2,770
Accounts receivable, net of allowances of $27 and $31, respectively	3,237	3,504
Inventories, net	3,907	3,638
Prepaid expenses and other current assets	214	200
Total Current Assets	13,121	12,890
Property, plant and equipment, net	2,267	2,711
Intangible assets, net	572	628
Deferred income taxes, net	202	214
Other assets, net	337	203
Total Assets	$ 16,499	$ 16,646
LIABILITIES AND STOCKHOLDERS’ EQUITY
Total Liabilities	2,410	2,755
Stockholders’ Equity	14,089	13,891
Total Liabilities and Stockholders’ Equity	$ 16,499	$ 16,646

Reconciliations of GAAP to Non-GAAP Measures

To supplement our consolidated condensed financial statements presented on a GAAP (generally accepted accounting principles) basis, the Company uses certain Non-GAAP measures, including Adjusted EBITDA, which we define as net income (loss) adjusted to exclude depreciation and amortization expense, interest income (expense), provision (benefit) for income taxes, stock-based compensation expense and other items we believe are discrete events which have a significant impact on comparable GAAP measures and could distort an evaluation of our normal operating performance. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and our marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.

Reconciliation of GAAP Income (Loss) Before Income Taxes to Non-GAAP Adjusted EBITDA:

For the periods ended September 30, 2017 (000’s, except shares and per share amounts)	Three months	Nine months

Net income before income taxes	$ 19	$ 178
Interest expense	6	17
Depreciation and amortization	157	520
Non-cash stock compensation	7	22
Gain on sale of marketable securities	(21)	—
Adjusted EBITDA	$ 168	$ 737
Basic per share information:
Weighted average shares outstanding.	2,675,465	2,675,465
Adjusted EBITDA.	$ 0.06	$ 0.28
Diluted per share information:
Weighted average shares outstanding.	2,689,911	2,688,544
Adjusted EBITDA.	$ 0.06	$ 0.27

For the periods ended September 30, 2016 (000’s, except shares and per share amounts)	Three months	Nine months

Net income (loss) before income taxes	$ 32	$ (79)
Interest expense	7	20
Depreciation and amortization	186	587
Non-cash stock compensation	9	(4)
Gain on disposal of assets	(74)	(110)
Bargain purchase gain	(4)	(4)
Adjusted EBITDA	$ 156	$ 410

Basic per share information:
Weighted average shares outstanding.	2,665,189	2,665,352
Adjusted EBITDA.	$ 0.06	$ 0.15

Diluted per share information:
Weighted average shares outstanding.	2,665,831	2,665,352
Adjusted EBITDA.	$ 0.06	$ 0.15